Exhibit 2.3
                                                                  EXECUTION COPY
                                                                  --------------



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                            STOCK PURCHASE AGREEMENT

                                     AMONG

                                SMTC CORPORATION

                                      AND

                          PENSAR CORPORATION, and the

                              SELLING STOCKHOLDERS


                                  May 23, 2000


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

                               TABLE OF CONTENTS

1.   Definitions.................................................... 1
2.   Acquisition of Stock by Buyer.................................. 1
     2.1   Purchase and Sale of Stock............................... 1
     2.2   Purchase Price........................................... 1
     2.3   Delivery of Consideration................................ 2
     2.4   The Closing.............................................. 3
     2.5   Deliveries at the Closing................................ 3
3.   Representations and Warranties of the Sellers.................. 3
     3.1   Organization of the Company.............................. 3
     3.2   Capitalization and Ownership of the Company.............. 3
     3.3   Authorization of Transaction............................. 4
     3.4   Noncontravention......................................... 4
     3.5   Brokers' Fees............................................ 5
     3.6   Title to Assets; Condition of Assets..................... 5
     3.7   Sufficiency of Assets.................................... 5
     3.8   Subsidiaries............................................. 5
     3.9   Financial Statements..................................... 5
     3.10  Indebtedness and Guarantees.............................. 6
     3.11  Absence of Certain Changes  and Events................... 6
     3.12  Absence of Undisclosed Liabilities....................... 8
     3.13  Legal and Other Compliance............................... 8
     3.14  No Material Adverse Change............................... 8
     3.15  Taxes.................................................... 8
     3.16  Property, Plant and Equipment............................ 10
     3.17  Intellectual Property.................................... 12
     3.18  Inventories.............................................. 14
     3.19  Contracts................................................ 14
     3.20  Notes and Accounts Receivable............................ 15
     3.21  Powers of Attorney....................................... 15
     3.22  Insurance and Risk Management............................ 15
     3.23  Litigation............................................... 16
     3.24  Product Warranties Defects Liability..................... 16
     3.25  Employees................................................ 16
     3.26  Employee Benefits........................................ 16
     3.27  Environment, Health, and Safety.......................... 18
     3.28  Affiliated Transactions.................................. 20
     3.29  Government Contracts..................................... 20
     3.30  Distributors, Customers, Suppliers....................... 20
     3.31  No Illegal Payments, Etc................................. 20
     3.32  Books and Records........................................ 21

     3.33  Consents................................................. 21
     3.34  Information Included in Registration Statement........... 21
     3.35  Individual Representations of the Sellers................ 21
4.   Representations and Warranties of the Buyer.................... 22
     4.1   Organization of the Buyer................................ 22
     4.2   Authorization of Transaction............................. 22
     4.3   Noncontravention......................................... 22
     4.4   Valid Issuance........................................... 22
     4.5   Buyer's Form S-1 Registration Statement.................. 23
     4.6   Financial Statements..................................... 23
     4.7   Brokers' Fees............................................ 23
     4.8   Investment Intent........................................ 23
     4.9   Absence of Undisclosed Liabilities....................... 23
     4.10  Legal and Other Compliance............................... 23
     4.11  No Material Adverse Change............................... 24
     4.12  Litigation............................................... 24
5.   Covenants...................................................... 24
     5.1   General.................................................. 24
     5.2   Consents and UCC Termination Statements.................. 24
     5.3   Operation of Business.................................... 24
     5.4   Preservation of Business................................. 25
     5.5   Access................................................... 25
     5.6   Notice of Developments................................... 25
     5.7   Exclusivity.............................................. 25
     5.8   No Incurrence of Indebtedness............................ 26
     5.9   Payment of Indebtedness.................................. 26
     5.10  Future Assurances........................................ 26
     5.11  Stockholders Agreement................................... 26
     5.12  Certain Tax Matters...................................... 26
     5.13  Hart-Scott-Rodino Filings................................ 28
     5.14  Termination of Company Plans............................. 29
     5.15  Phantom Stock Payment.................................... 29
     5.16  Transfer of Life Insurance............................... 29
     5.17  Waiver and Consent....................................... 29
6.   Conditions to Obligation to Close.............................. 29
     6.1   Conditions to Obligation of the Buyer.................... 29
     6.2   Conditions to Obligations of the Sellers................. 31
7.   Confidentiality................................................ 33
     7.1   Seller and Company....................................... 33
     7.2   Buyer.................................................... 33

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8.   Noncompetition.................................................. 34
9.   Indemnification................................................. 34
     9.1   Survival of Representations and Warranties;
           Limitations of Actions.................................... 34
     9.2   Indemnity by Sellers...................................... 35
     9.3   Limitation on Sellers Indemnity........................... 35
     9.4   Indemnity by Buyer........................................ 36
     9.5   Limitations on Buyer Indemnity............................ 36
     9.6   Matters Involving Third Parties........................... 37
     9.7   Sole Remedy............................................... 38
     9.8   Other Indemnification Provisions.......................... 38
10.  Termination..................................................... 38
     10.1  Termination of Agreement.................................. 38
     10.2  Effect of Termination..................................... 39
11.  Miscellaneous................................................... 39
     11.1  Press Releases and Public Announcements................... 39
     11.2  No Third Party Beneficiaries.............................. 39
     11.3  Entire Agreement.......................................... 39
     11.4  Succession and Assignment................................. 39
     11.5  Counterparts.............................................. 40
     11.6  Headings.................................................. 40
     11.7  Notices................................................... 40
     11.8  Governing Law............................................. 41
     11.9  Amendments and Waivers.................................... 41
     11.10 Severability.............................................. 41
     11.11 Expenses.................................................. 41
     11.12 Construction.............................................. 42
     11.13 Incorporation of Exhibits and Schedules................... 42
     11.14 Specific Performance...................................... 42
     11.15 Waiver of Jury Trial...................................... 42
     11.16 Consent to Jurisdiction................................... 43

EXHIBITS

A  Sellers/Ownership of Common Stock

B  Form of Escrow Agreement

C  Pensar Financial Statements

D  Form of Employment Agreement

E  Form of Company and Sellers' Legal Opinion

F  Form of Company Capitalization Legal Opinion

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G  Form of Buyer's Legal Opinion

H  Form of Stockholders Agreement

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is entered into on May 23, 2000, by and among SMTC Corporation, a Delaware corporation (the "Buyer"), Pensar Corporation, a Wisconsin corporation (the "Company"), and each of the persons listed on Exhibit A hereto, the holders of all of the outstanding shares of capital stock of the Company (each individually, a "Seller," and collectively, the "Sellers"). The Buyer, the Company and the Sellers collectively are referred to herein as the "Parties," and individually as a "Party."

     This Agreement contemplates a transaction in which the Buyer will purchase at the Closing (as defined below) all of the then outstanding shares of capital stock of the Company (the "Shares") in consideration of the purchase price for the Shares and immediately thereafter satisfy certain Indebtedness for borrowed money of the Company as determined by Buyer.

  Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.  Definitions.
    -----------

Certain capitalized terms used in this agreement shall be used with the definitions set forth in Schedule 1 hereto.

2.  Acquisition of Stock by Buyer.
    -----------------------------

    2.1  Purchase and Sale of Stock.
         --------------------------

Each Seller agrees to sell and transfer to the Buyer that number of Shares set forth opposite his name on Exhibit A, and the Buyer agrees to purchase all and not less than all of the Shares from the Sellers at the Closing, subject to and upon the terms and conditions contained herein.

     2.2  Purchase Price.
          --------------

          (a) The Buyer agrees to pay to each Seller in respect of each share of Common Stock held by such Seller (i) an amount equal to the Per Share Cash Consideration (as defined below) and (ii) a number of shares of SMTC Common Stock equal to the Per Share Stock Consideration.

          (b) "Per Share Cash Consideration" shall mean (i) the Net Cash Consideration, divided by (ii) the total number of shares of Common Stock issued and outstanding immediately prior to the Closing. "Aggregate Cash Consideration" shall mean $17,000,000. "Net Cash Consideration" shall mean
     (i) the Aggregate Cash Consideration minus (ii) the Additional Sellers' Expenses.

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          (c)   "Per Share Stock Consideration" shall mean the quotient of (i)
     the Aggregate Stock Consideration (as defined below) divided by (ii) the total number of shares of Common Stock issued and outstanding immediately prior to the Closing. "Closing Per Share Stock Consideration" shall mean the quotient of (i) Aggregate Stock Consideration (as defined below) minus that number of shares of SMTC Common Stock delivered to the Escrow Agent pursuant to Section 2.3(b), divided by (ii) the total number of shares of Common Stock issued and outstanding immediately prior to the Closing. "Aggregate Stock Consideration" shall mean a number of shares of each class of SMTC Common Stock (other than Class N Common Stock, par value $.001 per share) equal to (i) $400,000 divided by the IPO Price plus (ii) the product of (A) .0775 multiplied by (B) the total number of shares of such class SMTC Common Stock that will be issued and outstanding immediately after the Closing on a fully diluted basis (including shares issued to the Sellers hereunder), applying the Treasury Method, excluding shares of SMTC Common Stock (I) issued by the Buyer in the IPO or in connection with any other acquisition after the date of this Agreement and prior to the Closing, (II) issued, or to be issued, under the New SMTC Option Plan, (III) issuable upon the exercise or conversion of any securities issued, or to be issued, under the New SMTC Option Plan, (IV) issuable upon the exercise or conversion of any securities issued, or to be issued, by the Buyer in connection with any other acquisition after the date of this Agreement and prior to the Closing, (V) issued or issuable by the Buyer to holders of certain warrants sold by the Buyer on or about May 18, 2000 for $2,500,000,
     (VI) issued or issuable by the Buyer to holders of certain subordinated notes issued by the Buyer on or about May 18, 2000 for $5,000,000 in exchange for or upon conversion of such notes, or (VII) issuable upon the exchange of Exchangeable Shares issued in the IPO or in connection with any other acquisition after the date of this Agreement and prior to the Closing. Notwithstanding the exclusion contained in clause (VI) of the preceding sentence, if the Buyer issues SMTC Common Stock in exchange for or upon conversion of part of all of the notes referenced in such clause
     (VI) on one or more dates within 180 days of the IPO, the Buyer shall deliver to the Sellers on each such date an aggregate number of shares of SMTC Common Stock equal to (x) the outstanding principal amount of the notes so exchanged or converted on such date times 0.02, divided by (y) the IPO Price.

2.3  Delivery of Consideration.
     -------------------------

The Buyer agrees to pay or deliver at the Closing the consideration for the Shares as follows:

     (a) to each Seller, an amount equal to the product of (i) the Per Share Cash Consideration and (ii) the number of Shares of Common Stock held by such Seller immediately prior to the Closing, payable by wire transfer to such Seller in accordance with written instructions of such Seller given to the Buyer at least two business days prior to the Closing;

     (b) to Brown Brothers Harriman & Co., or such other mutually acceptable Person, as escrow agent (the "Escrow Agent"), SMTC shares equal to 25% of the Aggregate Stock Consideration (in accordance with each Seller's pro rata ownership calculated based on the respective holdings of Shares as set forth on Exhibit A), to be held in escrow pursuant to the Escrow Agreement;

     (c) to each Seller, a number of shares of SMTC Common Stock equal to the product of (i) the Closing Per Share Stock Consideration and (ii) the number of shares of Common Stock held by such Seller immediately prior to the Closing;

     (d) on the Sellers' behalf, to the Sellers advisers an aggregate amount described in clause (i) of the definition of Additional Sellers' Expenses, as directed by the Sellers not later than the business day prior to the Closing.

2.4  The Closing.
     -----------

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ropes & Gray in Boston, Massachusetts, commencing at 10:00 a.m., Boston time, on the date the conditions set forth in
(S)6 shall have been satisfied or waived or such other date or location as the Parties may mutually determine (the "Closing Date").

2.5  Deliveries at the Closing.
     -------------------------

At the Closing, (a) the Sellers will deliver to the Buyer (i) certificates evidencing the Shares duly endorsed (or accompanied by duly executed blank stock powers) and otherwise in proper form for transfer to Buyer, (ii) the various certificates, instruments and documents referred to in (S)(S)6.1(g), 6.1(i), 6.1(j), 6.1(l) and 6.1(m) below (to the extent not waived by the Buyer), and
(iii) the certificate referred to in (S)6.1(h) below (to the extent not waived by the Buyer), and (b) the Buyer will deliver (i) the Aggregate Cash Consideration and stock certificates representing the Aggregate Stock Consideration as set forth in (S)2.3 above, (ii) the various certificates, instruments and documents referred to in (S)(S)6.2(g), 6.2(h) and 6.2(i) below (to the extent not waived by the Company, on behalf of the Sellers), and (iii) the certificate referred to in (S)6.2(e) below (to the extent not waived by the Company, on behalf of the Sellers).

3.  Representations and Warranties of the Sellers.
    ---------------------------------------------

Each Seller severally and individually represents and warrants to the Buyer that the statements contained in this (S)3 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3), except as set forth in the Company's disclosure schedule accompanying this Agreement (the "Disclosure Schedule"); provided, however, that the representations and warranties made by each Seller in (S)3.35 are solely with respect to himself and not with respect to any other Seller. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)3.

3.1  Organization of the Company.
     ---------------------------

The Company is a corporation, duly organized and validly existing under the laws of the State of Wisconsin. Copies of the articles of incorporation and bylaws of the Company as amended to date have been heretofore delivered to Buyer and are accurate and complete. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in (S)3.1 of the Disclosure Schedule, which jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary (except where the failure to so qualify would not have a Material Adverse Effect on the Company).

3.2  Capitalization and Ownership of the Company.
     -------------------------------------------

The authorized capital stock of the Company consists of the following: (i) 10,000 shares of Class A Voting Common Stock, $1.00 par value per share (the "Common Stock") and (ii) 40,000 shares of Class B Non-Voting Common Stock, $1.00 par value per share. As of the date hereof, there are issued and outstanding 1,000 shares of Common Stock and all of such shares are held of record and beneficially by the persons and in the respective amounts set forth on (S)3.2 of the Disclosure Schedule, free and clear of any Liens (except for Liens which will be released at or prior to the Closing). No shares of the Company's capital stock are held as treasury stock and no shares of the Company's Class B Non-Voting Common Stock are issued and outstanding. All of the outstanding shares of capital stock of the Company have been validly issued, are fully paid and, except to the extent set forth in Section 180.0622(2)(b) of the Wisconsin Statutes as in effect on the date hereof, nonassessable. Except as set forth in
(S)3.2 to the Disclosure Schedule, there are no Contracts restricting the transfer of, or affecting the rights of any holder of, the Common Stock, there are no preemptive rights on the part of any holder of any class of securities of the Company and no outstanding options, warrants, rights, or other Contracts of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock, and no authorization therefor has been given. None of the outstanding shares of capital stock of the Company was issued in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction.

3.3  Authorization of Transaction.
     ----------------------------

The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The board of directors of the Company and the Sellers have unanimously and duly authorized the execution, delivery and performance of this Agreement. All corporate and other actions or proceedings to be taken by or on the part of the Sellers and the Company to authorize and permit the execution and delivery by them of this Agreement and the instruments required to be executed and delivered by each of them pursuant hereto, the performance by them of their respective obligations hereunder, and the consummation by them of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by each of the Company and the Sellers and constitutes a valid and binding obligation of each of the Company and the Sellers, enforceable in accordance with its terms.

3.4  Noncontravention.
     ----------------

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including any of the agreements and instruments required to be delivered pursuant to (S)2 above), will (a) violate any provision of the articles of incorporation or by-laws of the Company or (b) except as set forth in (S)3.4 of the Disclosure Schedule, (i) to the Knowledge of the Company, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company or the Sellers or any of their property is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Material Contract or any Contract required to be identified on (S)(S)3.16(b) and 3.17(d) of the Disclosure Schedule, to which any of the Company or the Sellers is a party or by which any of them is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets other than Liens imposed by creditors of the Buyer). Neither the Company nor any of the Sellers needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Company and the Sellers to consummate the transactions contemplated by this Agreement except for (x) required filings under the Hart-Scott-Rodino Act and (y) such other authorizations, consents and approvals which, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

3.5  Brokers' Fees.
     -------------

Except for the Broker's Fee, neither the Company nor any Seller has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer, the Company or any of their respective Subsidiaries could become liable or obligated.

3.6  Title to Assets; Condition of Assets.
     ------------------------------------

Except as set forth in (S) 3.6(a) of the Disclosure Schedule, the Company has good and marketable title to, a valid and subsisting leasehold interest in or a license to, the properties and assets used by it, located on its premises, or reflected on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens other than Permitted Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Except as set forth in (S) 3.6(b) of the Disclosure Schedule, each tangible asset of the Company is in good operating condition and repair (subject to normal wear and tear), except where the failure to be in good operating condition or repair, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

3.7  Sufficiency of Assets.
     ---------------------

The assets, properties and rights of the Company reflected in the Most Recent Financial Statements (or acquired after the date thereof) are, in the reasonable opinion of the management of the Company, sufficient for the conduct of the Company's business as currently conducted.

3.8  Subsidiaries.
     ------------

Neither the Company nor any predecessor has, nor has it ever had, any Subsidiaries. The Company does not control, directly or indirectly nor, except as set forth on (S) 3.8 of the Disclosure Schedule, does it have direct or indirect equity participation or ownership interest in any other Person.

3.9  Financial Statements.
     --------------------

Attached hereto as Exhibit C are the following financial statements (collectively the "Financial Statements"): (i) the audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1999 (the "Most Recent Fiscal Year End") for the Company and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the three month period ended March 31, 2000 for the Company. The Financial Statements (including, with respect to the audited financial statements only, the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods and are consistent with the books and records of the Company, subject, in the case of the unaudited financial statements, to normal and recurring year end adjustments, the absence of notes and those matters set forth in (S) 3.9 of the Disclosure Schedule.

3.10  Indebtedness and Guarantees.
      ---------------------------

Except as set forth in the Most Recent Financial Statements and except for Indebtedness incurred in the Ordinary Course of Business since the date of the Most Recent Financial Statements, the Company has no Indebtedness. The Company is not a guarantor nor, except as set forth in (S)3.10 of the Disclosure Schedule, otherwise liable for any Liability or obligation of any other Person.

3.11  Absence of Certain Changes  and Events.
      --------------------------------------

As of the date of this Agreement, since the Most Recent Fiscal Year End and except as disclosed in (S) 3.11 of the Disclosure Schedule, the Company has conducted its business only in the Ordinary Course of Business and, without limiting the generality of the foregoing, there has not been:

     (a) any sale, lease, transfer, or assignment of any of the Company's assets, tangible or intangible, other than sales of inventory in the Ordinary Course of Business;

     (b) any agreement, contract, lease, license, instrument or other arrangement, whether written or oral (each, a "Contract") (or series of related Contracts) entered into by the Company other than in the Ordinary Course of Business;

     (c) any acceleration, termination, modification, or cancellation of any Material Contract (or series of related Contracts which are material) to which the Company is a party or by which it is bound;

     (d) creation or imposition of any Lien (other than a Permitted Lien) upon the Company's assets, tangible or intangible;

     (e) any single capital expenditure (or series of related capital expenditures) by the Company involving more than $100,000;

     (f) any capital investment by the Company in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) other than loans to employees in connection with the Company's computer purchase and tuition loan programs;

     (g) any issuance by the Company of any note, bond, or other debt security or any creation, incurrence, assumption or guarantee by the Company of any Indebtedness;

     (h) any delay or postponement by the Company of the payment of its accounts payable and other Liabilities outside the Ordinary Course of Business;

     (i) any cancellation, compromise, waiver, or release by the Company of any material right or claim or Indebtedness;

     (j) any grant by the Company of any license or sublicense of any rights (other than in the Ordinary Course of Business) or any modification of any of the Company's rights under or with respect to, or any settlement regarding any infringement of its rights to, any Intellectual Property;

     (k) any issuance, sale, or other disposition by the Company of any of its capital stock, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

     (l) any dividend or distribution (whether in cash or in kind) or repurchase, redemption or retirement by the Company of any of its capital stock (other than as permitted by (S) 5.3(i)(B));

     (m) any notification or, to the Knowledge of the Company, threat of one or more material distributors, customers or suppliers that it or they (i) have terminated or intend to terminate or are considering terminating their respective business relationships with the Company or (ii) have modified or intend to modify such relationships with the Company in a manner which is materially less favorable to the Company;

     (n) any material damage, destruction, or loss (whether or not covered by insurance) to the Company's assets;

     (o) any loan to, or entry into any other transaction with the Company by, any of the Company's directors, officers, or employees;

     (p) any entry by the Company into any (i) Contract providing for the employment of, or consultancy by, any individual on a full-time, part-time, consulting or other basis or providing severance or retirement benefits or (ii) any collective bargaining agreement, or any written modification or change of the terms of such existing Contract or collective bargaining agreement;

     (q) any increase, modification or change in the compensation of any of the employees (other than any director, officer or Seller) of the Company (except in the Ordinary Course of Business);

     (r) any adoption, amendment, modification or termination of any Employee Benefit Plan of the Company under which benefits are provided to any director, officer, or employee of the Company, or any action taken with respect to any other Employee Benefit Plan (except for any of such actions as may occur by operation of law);

     (s) any charitable contribution by the Company or any pledge by the Company to make any charitable contribution;

     (t) any modification or change (i) in the Company's accounting methods or practices or (ii) of the application of GAAP from the manner in which it was applied in the Most Recent Financial Statements; or

     (u) any Contract by the Company or any Seller to take, or suffer to be taken, any of the actions described in clauses (a) through (t).

3.12  Absence of Undisclosed Liabilities.
      ----------------------------------

To the Knowledge of the Company, the Company has no Liabilities, and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which Liabilities referred to under subsection (ii) of this (S) 3.12 results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort infringement, or violation of law), (iii) Liabilities incurred or to be incurred by the Company in connection with the transactions contemplated by this Agreement, (iv) Liabilities which are not required by GAAP to be set forth on the Most Recent Balance Sheet and which are incurred in the Ordinary Course of Business and are not material in amount or nature individually or in the aggregate, and (v) Liabilities described in (S) 3.12 of the Disclosure Schedule.

3.13  Legal and Other Compliance.
      --------------------------

Each of the Company and its predecessors is, and has been, in compliance with all applicable Laws the violation of which, either singularly or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

3.14  No Material Adverse Change.
      --------------------------

Except as set forth in (S) 3.14 of the Disclosure Schedule, since the date of the Most Recent Financial Statements, there has not been any change which has resulted in a Material Adverse Effect and, to the Knowledge of the Company, no event has occurred or circumstance exists that is reasonably likely to result in such a Material Adverse Effect.

3.15  Taxes.
      -----

     (a) The Company has filed on a timely basis all Tax Returns required to be filed by it. All such Tax Returns were correct and complete in all material respects, and all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No written claim, or, to the Knowledge of the Company, unwritten claim, has been made by an authority in a jurisdiction where the Company does not file Tax Returns that it may be subject to taxation by that jurisdiction. There are no Liens (other than Permitted Liens) or other encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) The Company has withheld and, to the extent due, paid all Taxes required to have been withheld and paid, and complied with all information and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) There is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Company has Knowledge based upon contact with any such authority. Except as set forth in (S)
3.15 of the Disclosure Schedule, (i) all federal, state, local, and foreign income Tax Returns filed with respect to the Company have been audited and (ii) none are currently open or the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company for the last three taxable years.

     (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) The Company is not a party to any Tax allocation or sharing agreement or a member of an Affiliated Group filing a consolidated federal income Tax Return. The Company does not have any Liability for the Taxes of any Person other than the Company under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company).

     (f) The Company has not filed a consent under Code (S) 341(f) concerning collapsible corporations. The Company has not made any compensatory payments, is not obligated to make any compensatory payments, nor is a party to any Contract that under certain circumstances could obligate it to make any compensatory payments that will not be deductible under Code (S)(S) 162, 280G or 404.

     (g) The unpaid Taxes of the Company did not, as of the date of the Most Recent Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto).

     (h) Each of the Company and any predecessor to the Company has been a qualified S corporation (or Subchapter S corporation), within the meaning of the Code and for state Tax law purposes, except in those states which do not recognize S corporation status, at all times since January 1, 1989 and has filed all forms and taken all actions necessary to maintain such status. Neither the Company, any predecessor to the Company nor any stockholder of the Company has taken any action, or omitted to take any action, which action or omission could result in the loss of qualified S corporation or Subchapter S corporation status for such period prior to the Closing Date, other than the loss of S corporation status anticipated to occur as a result of the purchase of the Shares pursuant to this Agreement. The failure to qualify for the Section 338(h)(10) Election due to a breach of this (S) 3.15(h) shall not create any liability for any Seller, as further evidenced by (S) 9.3(d).

     (i) During the 12 month period prior to the Closing Date, neither of the Company, nor any affiliate of the Company (as defined in Code (S) 338(h)(6)), has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Code (S) 338(h)(5)) that includes Buyer. Section
3.15 of the Disclosure Schedule sets forth any such target affiliates.

     (j) Neither the Company nor any qualified subchapter S subsidiary of the Company has, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

3.16  Property, Plant and Equipment.
      -----------------------------

     (a) Section 3.16(a)(i) of the Disclosure Schedule lists all real property owned by the Company. Except as set forth in (S) 3.16(a)(ii) of the Disclosure Schedule, with respect to each such parcel of owned real property:

           (i) the Company has good and marketable title to the parcel of real property, free and clear of any Lien (except for Permitted Liens);

           (ii) there are no pending or, to the Knowledge of the Company, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters which can reasonably be expected to adversely affect the use, occupancy, or value thereof in any material respect;

          (iii) to the Knowledge of the Company, the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately; and the buildings and improvements are located within the boundary lines of such parcels of land, are not, to the Knowledge of the Company, in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement;

          (iv) each facility on such parcel has received all material approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and has been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations;

          (v) there are no leases, subleases, licenses, concessions, or Contracts granting to any party or parties the right of use or occupancy of the parcel or any portion thereof;

          (vi) there are no outstanding options or rights of first refusal to purchase such parcel or any portion thereof or interest therein;

          (vii) there are no parties (other than the Company) in possession of such parcel; and

          (viii) each facility located on such parcel is supplied with utilities and other services sufficient for the operation of such facility (as presently operated), including gas, electricity, water, telephone, sanitary sewer, and storm sewer.

     (b) Section 3.16(b) of the Disclosure Schedule lists all real property leased or subleased to the Company. The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in (S) 3.16(b) of the Disclosure Schedule (as amended to date) which leases and subleases have not been amended or modified since the date thereof (and will not be amended prior to the Closing Date except as disclosed in (S) 3.11 of the Disclosure Schedule with respect to the real property located in Hales Corners, Wisconsin). With respect to each lease and sublease listed in (S) 3.16(b) of the Disclosure
Schedule:

          (i) the lease or sublease is a valid and binding obligation of the Company and, to the Knowledge of the Company, each other party thereto, enforceable against the Company, and to the Knowledge of the Company against each other party thereto, in accordance with its terms;

          (ii) none of the Sellers or the Company, nor to the Knowledge of the Company, any other party to the lease or sublease, is in breach or default, and, to the Knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iii) to the Knowledge of the Company, no party to the lease or sublease has repudiated any provision thereof;

          (iv) to the Knowledge of the Company, there are no disputes or forbearance program in effect as to the lease or sublease;

          (v) with respect to each sublease, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying lease;

          (vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

          (vii) there are no parties (other than the Company, and to the Knowledge of the Company, all other Persons have received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation all such leased or subleased facilities and such facilities have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations; and

          (viii) all facilities leased or subleased thereunder are supplied with utilities and other services sufficient for the operation of said facilities.

3.17  Intellectual Property.
      ---------------------

     (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission Intellectual Property sufficient for the operation of the businesses of the Company. Except as disclosed in (S) 3.17(a) of the Disclosure Schedule, the Company has taken all commercially reasonable action to maintain and protect each item of Intellectual Property that the Company owns or uses.

     (b) Except as disclosed in (S) 3.17(b) of the Disclosure Schedule, to the Knowledge of the Company, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has not, within the past three years, received any written notice of any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

     (c) Section 3.17(c) of the Disclosure Schedule identifies, in each case as of the date of this Agreement, (i) each patent or registration which has been issued to the Company as of the date of this Agreement with respect to the Company's Intellectual Property, (ii) each pending patent application or application for registration which has been made with respect to the Company's Intellectual Property, and (iii) each license, agreement, or other permission which the Company has granted to any third party with respect to any of the Intellectual Property (together with any exceptions). The Sellers have delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3.17(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark or servicemark used by the Company as of the date of this Agreement. With respect to each item of Intellectual Property required to be identified in (S) 3.17(c) of the Disclosure Schedule:

          (i) except as disclosed in (S) 3.17(c) of the Disclosure Schedule, the Company possesses all right, title, and interest in and to the item, free and clear of any Lien (except for Permitted Liens), license, or other restriction;

          (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (iv) the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     (d) Section 3.17(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission as of the date of this Agreement. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S) 3.17(d) of the Disclosure Schedule:

          (i) the license, sublicense, agreement, or permission covering the item is a valid and binding obligation of the Company, and, to the Knowledge of the Company, of each other party thereto and is in full force and effect;

          (ii) the Company is not in material breach or default of any provision of the license, sublicense, agreement or permission and, to the Knowledge of the Company, no other party to the license, sublicense, agreement, or permission is in breach or default, and to the Knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iii) to the Knowledge of the Company, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (iv) with respect to each sublicense, the representation and warranties set forth in subsections (i) through (iii) above are true and correct with respect to the underlying license;

          (v) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (vi) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, is threatened, which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

          (vii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, or agreement.

3.18  Inventories.
      -----------

The inventory of the Company is merchantable and fit or suitable and usable to the production or completion of merchantable products for sale in the Ordinary Course of Business, and to the Knowledge of the Company is not slow-moving, obsolete, below standard quality, damaged, or defective, other than as may be designated so in the Ordinary Course of Business. Since the Most Recent Balance Sheet Date, no inventory has been sold or disposed of except (a) through sales in the Ordinary Course of Business and (b) as set forth in (S) 3.18 of the Disclosure Schedule.

3.19  Contracts.
      ---------

Section 3.19 of the Disclosure Schedule lists the following Contracts to which the Company is a party as of the date of this Agreement:

      (a) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per year;

      (b) any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year (excluding purchase orders for materials and/or products purchased by or sold to the Company in the Ordinary Course of Business);

     (c)   any Contract concerning a partnership or joint venture;

     (d) any Contract (or group of related Contracts) under which the Company has created, incurred, assumed, or guaranteed any Indebtedness or under which a Lien (other than a Permitted Lien) has been imposed on any of its assets, tangible or intangible;

     (e) any Contract concerning confidentiality or noncompetition (other than confidentiality agreements entered into with employees of the Company in the Ordinary Course of Business);

     (f) any Contract between or among the Company, any Seller and any or their respective Affiliates relating to the Company, its assets, liabilities or business, or relating to the Shares;

     (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the Company's current or former directors, officers, employees or consultants;

     (h)  any collective bargaining agreement;

     (i) any written Contract providing for the employment or consultancy with any individual on a full-time, part-time, consulting or other basis or providing severance or retirement benefits;

     (j) any Contract under which the Company has advanced or loaned any amount to any of its employees (other than in the Ordinary Course of Business) or to any of its stockholders, Affiliates, directors or officers; or

     (k) any other Contract (or group of related Contracts) the performance of which involves consideration payable or receivable by the Company in excess of $250,000 (excluding purchase orders for materials and/or products purchased by or sold to the Company in the Ordinary Course of Business).

The Sellers have delivered to Buyer a correct and complete copy of each written Contract (as amended to date) required to be listed in (S) 3.19 of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral Contract required to be listed in (S) 3.19 of the Disclosure Schedule (each, a "Material Contract"). Except as disclosed in (S) 3.19 of the Disclosure Schedule, with respect to each such Contract: (i) the Contract is a valid and binding obligation of the Company and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect; (ii) the Company is not in breach or default and, to the Knowledge of the Company, no party is in breach or default under the Contract; (iii) to the Knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (iv) to the Knowledge of the Company, no party has repudiated any provision of the Contract.

3.20  Notes and Accounts Receivable.
      -----------------------------

All notes and accounts receivable of the Company are reflected on its books and records in accordance with GAAP, are valid receivables, arose from bona fide transactions in the Ordinary Course of Business. Section 3.20 of the Disclosure Schedule sets forth a true and correct list of all receivables which as of the date hereof have been deemed uncollectible as of the date hereof and are not reflected as such in the Most Recent Balance Sheet.

3.21  Powers of Attorney.
      ------------------

Except as set forth in (S) 3.21 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of any of the Company and the Sellers in respect of the Company, its assets, liabilities or business or the Shares.

3.22  Insurance and Risk Management.
      -----------------------------

With respect to each insurance policy to which the Company is a party, a named insured, or otherwise the beneficiary of coverage: (i) the policy is in full force and effect; (ii) the transactions contemplated hereby will not result in the cancellation or modification of such policies; (iii) neither the Company (including with respect to the payment of premiums or the giving of notices), nor, to the Knowledge of the Company, any other party to the policy is in breach or default, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iv) the Sellers have delivered to the Buyer true and complete copies of the policy, any riders and related indemnity or premium payment agreements of the Company; and
(v) to the Knowledge of the Company, no party to the policy has repudiated any provision thereof. Section 3.22 of the Disclosure Schedule describes any self-insurance arrangements of the Company.

3.23  Litigation.
      ----------

Except as disclosed in (S) 3.23 of the Disclosure Schedule, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the Company's Knowledge, threatened, that are reasonably likely to result in a Material Adverse Effect, or that question the validity of this Agreement or the transactions contemplated by this Agreement nor, to the Company's Knowledge, is there any reasonable basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Company affecting adversely any of its assets, businesses or operations under any federal, state or local law.

3.24  Product Warranties Defects Liability.
      ------------------------------------

Each product manufactured, sold, leased, or delivered by the Company has been in conformity in all material respects with all applicable federal, state, local or foreign laws and regulations, Contractual commitments and all express warranties. Except as disclosed in (S) 3.24 of the Disclosure Schedule, no product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease or as otherwise required by law.

3.25  Employees.
      ---------

To the Knowledge of the Company, except as set forth in (S) 3.25 of the Disclosure Schedule, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company has not, within the past three years, experienced any general labor dispute or work stoppage.

3.26  Employee Benefits.
      -----------------
     (a) Section 3.26 of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes relating to current or former employees, officers or directors of the Company.

          (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

          (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code (S) 4980B have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

          (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date which are due have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan intended to be qualified under Code (S) 401(a) has received a favorable determination letter of the Internal Revenue Service and to the Knowledge of the Company, no circumstance exists which would adversely affect the qualified status of such Employee Benefit Plan.

          (v) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
     Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

          (vi) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

     (b) With respect to each Employee Benefit Plan that any of the Company and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

          (i) Except as disclosed in (S) 3.26(b)(i) of the Disclosure Schedule, to the Knowledge of the Company, no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Company, threatened.

          (ii) To the Knowledge of the Company, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan and no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened. The Company has no Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

          (iii) To the Knowledge of the Company, the Company has not incurred, and none of the Sellers or the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

     (c) To the Knowledge of the Company, neither the Company nor any other members of the Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

     (d) The Company does not maintain nor has it ever maintained or contributed, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S) 4980B and in respect of health and dental insurance payments for William M. Moeller).

     (e) No promise or commitment to amend or improve any Employee Benefit Plan for the benefit of current or former directors, officers, or employees of the Company which is not reflected in the documentation provided to Buyer has been made.

     (f) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby give rise to (i) an obligation to make any payment, of severance or otherwise or (ii) the acceleration, vesting or increase in benefits under any Employee Benefit Plan to or for the benefit of any current or former director, officer, or employee of the Company, in each case, whether immediately or upon the giving of notice or the passage of time.

3.27  Environment, Health, and Safety.
      -------------------------------

     (a) Except as disclosed in (S) 3.27 of the Disclosure Schedule, as of the date of this Agreement:

          (i) to the Knowledge of the Company, the Company is and has been in compliance with all applicable Environmental Laws, Safety Laws and Environmental Permits;

          (ii) to the Knowledge of the Company, the Company has obtained, and is and has been in material compliance with the conditions of, all Environmental Permits required for the continued conduct of the business of the Company in the manner presently conducted;

          (iii) to the Knowledge of the Company, the Company has filed all required applications, notices and other documents necessary to effect the timely renewal or issuance of all Environmental Permits necessary for the continued conduct of the business of the Company in the manner presently conducted;

          (iv) to the Knowledge of the Company, there are no past or present events, conditions or circumstances that are likely to materially interfere with or otherwise adversely affect in any material respect the business of the Company in the manner now conducted or which would materially interfere with compliance with any applicable Environmental Law, Environmental Permit or Safety Law;

          (v) to the Knowledge of the Company, no off-site storage, transportation or disposal of, or any off-site Release by the Company of, a Hazardous Substance reasonably may be expected to give rise to any material Environmental Liabilities and Costs;

          (vi) to the Knowledge of the Company, no on-site Storage, use, disposal or Release by the Company of a Hazardous Substance reasonably can be expected to give rise to any material Environmental Liabilities and Costs;

          (vii) the Company has not received within the past three years, nor is it currently subject to, any outstanding order, decree, judgment, complaint, agreement, claim, citation, or notice or is subject to any ongoing judicial or administrative proceeding indicating that the Company, the Sellers or the past and present assets of the Company or its Subsidiaries are or may be: (A) in material violation of any Environmental Law; (B) in material violation of any Safety Laws; (C) responsible for the on-site or off-site storage or Release of any Hazardous Substance; or (D) liable for any material Environmental Liabilities and Costs or Safety Liabilities and Costs;

          (viii) none of the Sellers know that the Company will become subject to a matter identified in subsection (vii); and no investigation or review with respect to such matters is pending or, to the Knowledge of the Company, is threatened, nor has any governmental authority or other third-party indicated in writing to the Company an intention to conduct the same;

          (ix) the Company has not received written notice from any governmental authority that any of its properties or assets is subject to, or as a result of the transactions contemplated by this Agreement will be subject to, the requirements of any Environmental Laws which will impose Liens on any such asset or property or otherwise materially interfere with or adversely affect in any material respect the business of the Company;

          (x) Section 3.27 of the Disclosure Schedule sets forth a list of all underground storage tanks owned or operated at any time by the Company and, except as disclosed in (S) 3.27 of the Disclosure Schedule, to the Knowledge of the Company (i) no such tank is leaking Hazardous Substances or has leaked at any time in the past and (ii) there is no pollution or contamination of the Environment caused by or contributed to or threatened by a Release of a Hazardous Substance from any such tank; and

          (xi) Section 3.27 of the Disclosure Schedule lists all environmental audits, inspections, assessments, investigations or similar reports in the Company's possession or of which the Company is aware relating to the Company's assets, properties or business or the compliance of the same with applicable Environmental Laws and Safety Laws.

     (b) For purposes of this (S) 3.27 only, all references to the "Company" are intended to include any and all other entities to which the Company is considered a successor under applicable Environmental Laws. The representations and warranties in this Section are the only representations and warranties with respect to Environmental Laws or Environmental Liabilities and Costs, or Safety Laws or Safety Liabilities and Costs notwithstanding any other language in this Agreement of general applicability.

3.28  Affiliated Transactions.
      -----------------------

Except as set forth in (S) 3.28 of the Disclosure Schedule, there were no transactions with Affiliates reflected in the Most Recent Financial Statements. Except as set forth in (S) 3.28 of the Disclosure Schedule, the Company is not a party to or bound by any Contract with any of the stockholders, directors or officers of the Company or any of their Affiliates or any member of their family and none of the stockholders, directors or officers of the Company or Affiliates or any member of their family owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the business of the Company.

3.29  Government Contracts.
      --------------------

As of the date of this Agreement, except as set forth in (S) 3.29 of the Disclosure Schedule, the Company is not a party to any written Contract with any federal, state or local government agency.

3.30  Distributors, Customers, Suppliers.
      ----------------------------------

Section 3.30 of the Disclosure Schedule sets forth a complete and accurate list of (i) the ten largest customers (by dollar volume) of the Company during the Most Recent Fiscal Year, and (ii) the twenty largest suppliers (by dollar volume) of the Company during the Most Recent Fiscal Year.

3.31  No Illegal Payments, Etc.
      ------------------------

To the Knowledge of the Company, none of the Sellers or the Company, nor any of the directors, officers, employees or agents of the Company, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or can reasonably be expected to be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which can reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or can reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
(b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

3.32  Books and Records.
      -----------------

The books and all corporate (including minute books and stock record books) and financial records of the Company are complete and correct in all material respects and have been maintained in all material respects in accordance with applicable sound business practices, laws and other requirements.

3.33  Consents.
      --------

Section 3.33 of the Disclosure Schedule sets forth a true, correct and complete list of any Person whose consent or approval is required under any Material Contract to which such consent relates in connection with the transactions contemplated by this Agreement.

3.34  Information Included in Registration Statement.
      ----------------------------------------------

None of the written information heretofore or hereafter supplied by the Company or Sellers for the express purpose of inclusion or incorporation by reference in the Registration Statement will, at the effective date of the Registration Statement, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither the Company nor any Seller makes any representation or warranty with respect to any information supplied by any Person other than the Company or the Sellers that is contained in Registration Statement.

3.35  Individual Representations of the Sellers.
      -----------------------------------------
Each Seller represents and warrants, with respect to himself and not with respect to any other Seller, that:

     (a) such Seller has the legal capacity, power and authority to execute and deliver this Agreement and to perform his obligations hereunder;

     (b) such Seller is acquiring SMTC Common Stock for his own account and not with a view to or for resale in connection with any distribution thereof;

     (c) such Seller understands that such shares of SMTC Common Stock have not been registered under the Securities Act or any state securities laws by reason of specified exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of his investment intent as expressed herein;

     (d) such Seller is an "accredited investor" within the meaning of Rule 501 of the Securities Act;

     (e) such Seller is able to bear the economic risk of investment in SMTC Common Stock and is experienced and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the transactions contemplated by this Agreement; and

     (f) such Seller acknowledges that such shares SMTC Common Stock will bear a legend restricting transfer unless (i) the transfer is exempt from the registration requirements of the Securities Act and an opinion of counsel reasonably satisfactory to Buyer that such transfer is exempt therefrom is delivered to the Buyer, or (ii) the transfer is made pursuant to an effective registration statement under the Securities Act.

4.  Representations and Warranties of the Buyer.
    -------------------------------------------

The Buyer represents and warrants to the Sellers that the statements contained in this (S) 4 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing (as though made then as though the Closing Date were substituted for the date of this Agreement throughout this (S) 4), except as set forth in the Buyer's disclosure schedule accompanying this Agreement (the "Buyer's Disclosure Schedule"). The Buyer's Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S) 4.

4.1  Organization of the Buyer.
     -------------------------

The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate (except where the failure to so qualify would not have a Material Adverse Effect on the Buyer).

4.2  Authorization of Transaction.
     ----------------------------

The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of the Buyer to authorize and permit the execution and delivery by it of this Agreement and the instruments required to be executed and delivered by it pursuant hereto, its performance of its obligations hereunder, and its consummation of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms.

4.3  Noncontravention.
     ----------------

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including any of the agreements and instruments required to be delivered by (S) 2 above), will (a) violate any provision of the articles of incorporation or by-laws of the Buyer, (b) to the Knowledge of the Buyer, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for required filings under the Hart-Scott-Rodino Act.

4.4  Valid Issuance.
     --------------

The SMTC Common Stock to be issued in accordance with (S) 2.3, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable.

4.5  Buyer's Form S-1 Registration Statement.
     ---------------------------------------

The Buyer's Registration Statement, (a) at the time filed complied, and each amendment filed after the date hereof will comply, with the applicable requirements of the Securities Act and (b) did not at the time it was filed (or if amended by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6  Financial Statements.
     --------------------

Each of the financial statements (including, in each case, any related notes and schedules) contained in the Registration Statement, complied with the applicable published rules and regulations of the Securities and Exchange Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented the financial position of the Buyer at the respective dates and the results of operations and cash flows of the Buyer for the periods indicated, and all adjustments necessary for a fair presentation of results for such periods have been made, except in the case of the unaudited interim financial statements for normal and recurring year-end adjustments and the absence of notes.

4.7  Brokers' Fees.
     -------------

The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

4.8  Investment Intent.
     -----------------
Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.9  Absence of Undisclosed Liabilities.
     ----------------------------------

To the Knowledge of the Buyer, the Buyer has no Liabilities, and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability, except for (i) Liabilities set forth on the face of the most recent balance sheet contained in the Registration Statement (rather than in any notes thereto), (ii) Liabilities which have arisen after the date of the most recent balance sheet contained in the Registration Statement in the Ordinary Course of Business (none of which Liabilities referred to under this subsection (ii) of this (S) 4.9 results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort infringement, or violation of law), (iii) Liabilities incurred or to be incurred by the Buyer in connection with the transactions contemplated by this Agreement, and (iv) Liabilities which are not required by GAAP to be set forth on the most recent balance sheet contained in the Registration Statement and which are incurred in the Ordinary Course of Business and are not material in amount or nature individually or in the aggregate, and (v) Liabilities disclosed in 4.9 of the Buyer Disclosure Schedule.

4.10  Legal and Other Compliance.
      --------------------------

Each of the Buyer and its predecessors is, and has been, in compliance with all applicable Laws the violation of which, either singularly or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Buyer and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

4.11  No Material Adverse Change.
      --------------------------

Except as set forth in (S) 4.11 of the Buyer Disclosure Schedule, since the date of the most recent financial statements contained in the Registration Statement, there has not been any change which has resulted in a Material Adverse Effect and no event has occurred or circumstance exists that is reasonably likely to result in such a Material Adverse Effect.

4.12  Litigation.
      ----------

Except as disclosed in (S) 4.12 of the Buyer Disclosure Schedule, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the Buyer's Knowledge, threatened, that are reasonably likely to result in a Material Adverse Effect, or that question the validity of this Agreement or the transactions contemplated by this Agreement nor, to the Buyer's Knowledge, is there any reasonable basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Buyer affecting adversely any of its assets, businesses or operations under any federal, state or local law.

5.  Covenants.
    ---------

     5.1  General.
          -------
          (a) Each of the Parties will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S) 6 below); provided, however, that each of the Parties acknowledges and agrees that Buyer, in its sole discretion, shall decide whether or not to pursue, consummate, postpone or abandon the IPO and the terms and conditions thereof.

          (b) Neither Buyer, its stockholders, directors, officers, employees, representatives nor any affiliate of any of the foregoing shall have any liability to the Company, any of the Sellers or any affiliate of any of the foregoing arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of the proposed IPO.

5.2  Consents and UCC Termination Statements.
     ---------------------------------------

The Company will use its reasonable best efforts to obtain any third party consents that are required to be set forth in (S) 3.33 of the Disclosure Schedule. The Company will also use commercially reasonable efforts to obtain UCC-4 termination statements in respect of all expired UCC-1 Financing Statement currently on file against the Company.

5.3  Operation of Business.
     ---------------------

Without the prior written consent of the Buyer, the Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, without the prior consent of the Buyer, the Company (i) will not (A) take any action or permit the occurrence of any condition that would cause any of the representations and warranties set forth in (S)3 to be untrue as of the Closing Date, (B) issue, sell or otherwise dispose of any of its capital stock or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or any stock appreciation, phantom stock or similar right, declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or any stock appreciation, phantom stock or similar right, or redeem, purchase, or otherwise acquire any of its capital stock or any stock appreciation, phantom stock or similar right except for distributions to the Sellers set forth on (S) 5.3 of the Disclosure Schedule, (C) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Company has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) outside the Ordinary Course of Business or (D) except as expressly permitted in this (S) 5.3, otherwise engage in any practice, take any action, or enter into any transaction of the sort for which disclosure would be required under (S) 3.11, 3.17(c), 3.19, 3.27(iii) or
3.29 above if such practice, action or transaction had occurred prior to the date of this Agreement, and (ii) will use reasonable efforts to (A) keep available to Buyer the services of the Company's present officer's, employees, agents and independent contractors, and (B) preserve for the benefit of Buyer the goodwill of Sellers' customers, suppliers, landlords and others having business relations with it. The Company will promptly notify the Buyer if the Company gains Knowledge of any occurrence or event of the sort for which disclosure would be required under (S) 3.27 if such event had occurred or if the Company had such Knowledge prior to the date of this Agreement. Buyer shall make its representatives reasonably available to the Company prior to the Closing to effect this (S) 5.3.

5.4  Preservation of Business.
     ------------------------

The Company will use its reasonable best efforts to keep the Company's business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

5.5  Access.
     ------

The Company will permit representatives of the Buyer and its underwriters and lenders to have access at all reasonable times and in each case with reasonable notice, and in a manner so as not to interfere with the normal business operations of the Company, to such premises, properties, personnel, books, records (including Tax records), and documents of or pertaining to the Company as the Buyer may reasonably request.

5.6  Notice of Developments.
     ----------------------

Each Party will give prompt written notice to the other Party of any development causing a breach of any of its own representations and warranties in (S) 3 and
(S) 4 above. No disclosure by any Party pursuant to this (S) 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant.

5.7  Exclusivity.
     -----------

Unless and until this Agreement is terminated in accordance with the provisions of (S) 10, none of the Company and the Sellers will (and the Company will not cause or permit any its officers, directors, employees, agents or Affiliates to)
(i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of any capital stock or other voting securities, or any material assets, of the Company (other than sales of inventory in the Ordinary Course of Business) (including any acquisition structured as a merger, consolidation, or share exchange) other than the transactions contemplated by this Agreement or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. If any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing, each Party having Knowledge of such proposal, offer, inquiry or contact shall promptly notify the Buyer.

5.8  No Incurrence of Indebtedness.
     -----------------------------

After March 31, 2000 the Company shall not incur any Indebtedness other than in the Ordinary Course of Business.

5.9  Payment of Indebtedness.
     -----------------------

Each Seller will cause all indebtedness owed to the Company by such Seller or any Affiliate of such Seller to be paid in full prior to Closing.

5.10  Future Assurances.
      -----------------

At any time and from time to time after the Closing, at the request of Buyer and without further consideration, Sellers will execute and deliver such other instruments and take such other action as Buyer may reasonably determine is necessary to effectuate the sale of Shares and the transfer of control of the operating business of the Company contemplated by this Agreement. At any time and from time to time after the Closing, at the request of all Sellers and without further consideration, Buyer will execute and deliver such other instruments and take such other action as the Sellers may reasonably request is necessary to effectuate the sale of Shares and the transfer of control of the operating business of the Company contemplated by this Agreement.

5.11  Stockholders Agreement.
      ----------------------

By their execution of this Agreement, each Seller hereby agrees to, and each Seller shall, become a party to the Stockholders Agreement as a Pensar Investor (as defined therein) upon the Closing. Subject to (S) 6.1(b), if the Stockholders Agreement is not effective as of the Closing, the Buyer shall take such actions as are necessary to provide the Sellers with substantially the rights described therein.

5.12 Certain Tax Matters.
     -------------------

     (a)  Section 338(h)(10) Election.
          ---------------------------

          (i) At Buyer's option, the Company and each of the Sellers will join with Buyer in making an election under Code (S) 338(h)(10) of the Code (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of the Shares (a "Section 338(h)(10) Election"). Sellers will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent permitted by applicable law.

          (ii) If Buyer shall have exercised the option described in clause (i) above, then, on or before April 10, 2001, Buyer shall pay to each Seller an after tax amount equal any increase in the Seller's income taxes as a result of the Seller recognizing ordinary income on the deemed sale of the Company's assets (net of any ordinary deductions) instead of capital gain on the sale of the Company's stock. For purposes of this provision, the "after tax amount" for each Seller shall be calculated assuming a tax rate of 22.15%. Each Seller shall repay to Buyer the amounts, if any, received pursuant to this Section 5.12(a)(ii) in the event no valid Section 338(h)(10) Election can be made. Buyer shall take into account any increase in the Seller's income taxes on any additional net ordinary income instead of capital gain (as described in this (S) 5.12(a)(ii)) that arises as a result of a final determination that changes the purchase price allocation made pursuant to (S) 5.12(d). Buyer shall pay to each Seller an additional after-tax amount equal to such increase in Seller's income taxes not less than 10 days before the additional tax liability is due.

          (iii) Notwithstanding anything to the contrary in this Agreement, the Sellers shall indemnify the Buyer for any Taxes of the Company for pre-Closing periods, other than Taxes imposed on the Company as a result of a
     Section 338(h)(10) Election.

     (b) Loan. On or before April 10, 2001, at the request of any Seller, Buyer shall, or shall cause the Company to, lend to such Seller an amount equal to any increase in such Seller's income taxes as a result of such Seller recognizing gain with respect to both the Per Share Cash Consideration and the Per Share Stock Consideration instead of such Seller recognizing gain only to the extent of the Per Share Cash Consideration. In exchange for each such loan to a Seller, such Seller shall execute a promissory note. The note shall not bear interest and shall have a ten year maturity subject to prepayment (i) in part, on a pro rata basis, upon receipt by such Seller of cash proceeds upon the sale of the stock consideration (or the non-cash proceeds thereof) and (ii) in full, upon the later of the second anniversary of the closing of an initial public offering of the shares of the Buyer and the fourth anniversary of the Closing Date. The Buyer shall pay to each Seller an amount equal to the sum of
(i) any increase in such Seller's income taxes as a result of imputed income under Section 7872, assuming an effective tax rate of 22.15%; and (ii) any increase in such Seller's income taxes as a result of an additional payment from the Buyer under this subsection (b), assuming an effective tax rate of 22.15%.

     (c) Distributions. The Sellers represent and warrant to the Buyer that from January 1, 2000 through May 23, 2000 they have received from the Company distributions in the aggregate amount of $613,641, of which $474,975 (the "Pre-Signing Distributions") related to year 2000. It is agreed that the Sellers may cause the Company to pay distributions ("Tax Distributions") to the Sellers prior to the Closing in an amount estimated to equal the excess of (i) the income Taxes of the Sellers directly attributable to the net income of the Company with respect to the period from January 1, 2000 through the day prior to the Closing Date over (ii) the Pre-Signing Distributions (such excess, the "Tax Amount"). The Tax Amount shall be determined by the Buyer's accountants after year-end adjustments for actual results, which determination shall be subject to review and approval by the Sellers' accountants. To the extent the Tax Amount is less than Tax Distributions, each of the Sellers shall make payment in cash to the Company equal to his or her pro rata portion of such difference. To the extent that the Tax Amount is greater than the Tax Distributions, the Company shall make a payment in cash to each of Sellers for their pro rata portion of such difference.

     (d) Allocation of Purchase Price. If Buyer exercises its option to make a Section 338(h)(10) Election in connection with the purchase of the Common Stock, Buyer and Sellers shall cooperate in allocating the purchase price for the Shares and the liabilities of the Company (plus other relevant items) to the assets of the Company for all purposes (including Tax and financial accounting). Buyer, the Company, and Sellers will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such values, unless otherwise required by applicable law. The Parties agree that no portion of the purchase price for the Shares and the liabilities of the Company shall be allocated to the agreements of the Sellers contained in (S) 8.

     (e) Tax Periods Ending on or before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. To the extent permitted by applicable law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Company to the Sellers for such periods.

     (f) Cooperation on Tax Matters. Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (a) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

5.13  Hart-Scott-Rodino Filings.
      -------------------------

As promptly as practicable, the Parties shall make, or cause to be made, all filings and submissions under the Hart-Scott-Rodino Act as are required to be made in connection with this Agreement and the transactions contemplated hereby. The Buyer shall bear the filing fees in connection with any such filing.

5.14  Termination of Certain Company Plans.
      ------------------------------------

The Sellers covenant and agree that, on or before the Closing Date, they shall cause the Company to terminate the various Stock Redemption Agreements among the Company and the Sellers and all agreements or plans by which the Company has agreed to distribute ownership, stock appreciation, phantom stock or similar rights in the Company to employees, independent contractors or others, including without limitation the Deferred Compensation Plan dated as of December 30, 1990, without making any payments or incurring any Liability.

5.15  Phantom Stock Payment.
      ---------------------

Not later than the close of business on the first business day following the Closing Date, Buyer shall cause the Company to pay its existing $200,000 liability to Danny T. Gardner pursuant to the Agreement between Mr. Gardner and the Company dated May 23, 2000 pursuant to which, among other things, the Company's Phantom Stock Plan dated as of September 1, 1998 was terminated.

5.16  Transfer of Life Insurance.
      --------------------------

At the request of any Seller, immediately after the Closing, the Buyer shall cause the Company to sell, transfer and assign the Company's right, title and interest in and to the life insurance policies owned by the Company on the life of such Seller to such Seller in consideration of the payment by such Seller of the net cash surrender value of the insurance policy on the life of such Seller.

5.17  Waiver and Consent.
      ------------------

Each of the Sellers, by his execution hereof, hereby consents to the transactions contemplated by this Agreement and waives any and all rights which may arise under any other stock purchase or stock redemption agreement to which he is party listed on (S) 3.4 of the Disclosure Schedule.

6.  Conditions to Obligation to Close.
    ---------------------------------

    6.1  Conditions to Obligation of the Buyer.
         -------------------------------------

The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) Representations and Warranties. The representations and warranties set forth in (S) 3 above shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality), except that representations and warranties made as of a specific date shall continue to be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of the date made;

     (b) IPO. The Registration Statement shall have been declared effective, the Reclassification (as defined in the Registration Statement) shall have occurred, the IPO shall have closed and the Buyer shall have received the net proceeds;

     (c) Performance by Sellers. The Sellers shall have performed and complied in all material respects with all of their covenants, agreements and obligations hereunder through the Closing;

     (d) Consents; Payment of Indebtedness. The Sellers shall have (i) procured all of the governmental approvals, consents or authorizations and third party consents specified in (S) 3.33 and (S) 5.2 and (ii) Sellers shall have caused to be repaid all Indebtedness described in (S) 5.9.

     (e) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Common Stock or (iv) adversely affect in any material respect the Buyer's right to operate the businesses of the Company (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (f) Anti-trust Matters. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

     (g) Employment Agreements. Each of Stanley C. Plzak, Richard V. Baxter, Jr., David E. Steel and Bruce D. Backer shall have executed and delivered to the Buyer Employment Agreements, substantially in the form of Exhibit D hereto;

     (h) Certificate. The Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S) 6.1
(a), (c) and (e) are satisfied in all respects;

     (i) Stockholders Agreement. The Sellers shall have executed and delivered the Stockholders Agreement.

     (j) Resignations. The Buyer shall have received the resignations, dated as of the Closing Date, of each director of the Company;

     (k) Opinion. The Buyer shall have received from (i) Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., special counsel to the Sellers and the Company, an opinion addressed to the Buyer, the underwriter of the IPO and the Buyer's lenders, and dated as of the Closing Date in substantially the form set forth on Exhibit E hereto and (ii) Krause, Metz and Snyder, general counsel to the Sellers and the Company, an opinion addressed to the Buyer, the underwriter of the IPO and the Buyer's lenders, and dated as of the Closing Date in substantially the form set forth on Exhibit F hereto;

     (l) Escrow Agreement. The Sellers shall have executed and delivered the Escrow Agreement;

     (m) Lock-up Agreements. If the IPO shall have closed prior to the Closing, each Seller shall have entered into a 180-day lock-up agreement with the Buyer's underwriters for the IPO identical to the lock-up agreement into which members of management of the Buyer shall have entered, and the same shall be in full force and effect, provided, however, notwithstanding the foregoing, that the lock-up agreement entered into by each Seller shall not prohibit the transfer of shares of SMTC Common Stock held by the Escrow Agent in accordance with the terms of the Escrow Agreement;

     (n) No Material Adverse Change. There shall not have been any change which has resulted in a Material Adverse Effect on the Company and no event shall have occurred or circumstance exist that can reasonably be expected to result in a Material Adverse Effect on the Company; and

     (o) All Necessary Actions. All actions to be taken by the Company and the Sellers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this (S) 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

6.2  Conditions to Obligations of the Sellers.
     ----------------------------------------

The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     (a) Representations and Warranties. The representations and warranties set forth in (S) 4 above shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) when made and shall be deemed to have been made again at and as of the

Closing Date and shall then be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality);

     (b) Performance by Buyer. The Buyer shall have performed and complied in all material respects with all of its covenants hereunder through the Closing;

     (c) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) or (iii) affect adversely the right of the Sellers to own the SMTC Common Stock;

     (d) IPO. The Registration Statement shall have been declared effective, the Reclassification (as defined in the Registration Statement) shall have occurred, the Company shall have executed the Stockholders Agreement, the IPO shall have closed and the Buyer shall have received the net proceeds;

     (e) Certificate. The Buyer shall have delivered to the Company a certificate (i) to the effect that each of the conditions specified above in (S) 6.2(a)-(c) is satisfied in all respects and (ii) setting forth the total number of shares of each class of SMTC Common Stock (other than Class N Common Stock, par value $.001 per) that will be issued and outstanding immediately after the Closing on a fully diluted basis (including shares issued to the Sellers hereunder), applying the Treasury Method, excluding shares of SMTC Common Stock
(A) issued by the Buyer in the IPO or in connection with any other acquisition after the date of this Agreement and prior to the Closing, (B) issued, or to be issued, under the New SMTC Option Plan, (C) issuable upon the exercise or conversion of any securities issued, or to be issued, under the New SMTC Option Plan, (D) issuable upon the exercise or conversion of any securities issued, or to be issued, by the Buyer in connection with any other acquisition after the date of this Agreement and prior to the Closing, (E) issued or issuable by the Buyer to holders of certain warrants sold by the Buyer on or about May 18, 2000 for $2,500,000, or (F) issuable upon the exchange of Exchangeable Shares issued in the IPO or in connection with any other acquisition after the date of this Agreement and prior to the Closing;

     (f) Anti-trust Matters. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

     (g) Opinion. The Company and the Sellers shall have received from Ropes & Gray, counsel to the Buyer, an opinion addressed to the Company and the Sellers, and dated as of the Closing Date addressing those matters set forth on Exhibit F hereto;

     (h) Employment Agreements. The Buyer shall have executed and delivered Employment, Consulting and Noncompetition Agreements substantially in the form of Exhibit D hereto to each of Stanley C. Plzak, Richard V. Baxter, Jr., David
E. Steel and Bruce D. Backer;

     (i) Escrow Agreement. The Buyer shall have executed and delivered the Escrow Agreement;

     (j) No Material Adverse Change. There shall not have been any change which has resulted in a Material Adverse Effect on the Buyer and no event shall have occurred or circumstance exist that can reasonably be expected to result in a Material Adverse Effect on the Buyer; and

     (k) All Necessary Actions. All actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company.

     The Company, on behalf of the Sellers, may waive any condition specified in this (S) 6.2 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7.  Confidentiality.
    ---------------

    7.1  Seller and Company.
         ------------------

Each of the Sellers and the Company will treat and hold as such all of the Buyer's Confidential Information, refrain from using any of the Buyer's Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Buyer's Confidential Information which are in his or its possession. In the event that any of the Sellers or the Company is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any of the Buyer's Confidential Information, such Person will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this (S) 7.1. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers or the Company is, on the advice of counsel, compelled to disclose any of the Buyer's Confidential Information to any tribunal or else stand liable for contempt, that Person may disclose the Buyer's Confidential Information to the tribunal; provided, however, that the disclosing Person shall use reasonable efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Buyer's Confidential Information required to be disclosed as the Buyer shall designate.

7.2  Buyer.
     -----

The Buyer will treat and hold as such all of the Company's Confidential Information, refrain from using any of the Company's Confidential Information except in connection with this Agreement, and deliver promptly to the Company or destroy, at the request and option of the Company, all tangible embodiments (and all copies) of the Company's Confidential Information which are in its possession. In the event that the Buyer is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any of the Company's Confidential Information, it will notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this (S)
7.2. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer is, on the advice of counsel, compelled to disclose any of the Company's Confidential Information to any tribunal or else stand liable for contempt, that Person may disclose the Company's Confidential Information to the tribunal; provided, however, that the disclosing Person shall use reasonable efforts to obtain, at the request of the Company, an order or other assurance that confidential treatment will be accorded to such portion of the Company's Confidential Information required to be disclosed as the Company shall designate.

8.  Noncompetition.
    --------------

     (a) Each Seller agrees that, in consideration of the purchase by Buyer hereunder, he shall not, on or prior to the date which is three (3) years after the Closing Date, directly or indirectly, run, own, manage, operate, control, be employed by, provide consulting services to, be an officer or director of, participate in, or invest in the management, ownership, operation or control of any business, venture or activity which competes with the business (including parts and accessories therefor) being conducted or formally proposed to be conducted at the Closing Date by the Company or the Buyer; provided, however, no Seller shall be considered to be in default of this (S) 8 solely by virtue of holding for portfolio purposes as a passive investor not more than five percent (5%) of the issued and outstanding equity securities of a corporation, the equity securities of which are listed or quoted on a stock exchange or an over-the-counter market within the United States.

     (b) Each of the Sellers further agrees that for a period of three (3) years after the Closing Date such Seller will not directly or indirectly without the prior written consent of Buyer, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any person who is known by such Seller to be an employee of the Company, the Buyer (including the Company) or any subsidiary, group, or division of Buyer or any Affiliate thereof (including the Buyer), to leave the employ of Buyer unless such person has been terminated by the Buyer or an Affiliate of Buyer.

9.  Indemnification.
    ---------------

    9.1  Survival of Representations and Warranties; Limitations of Actions.
         ------------------------------------------------------------------

     (a) All of the representations and warranties of the Sellers (except for those contained in (S)(S) 3.2 (Capitalization), 3.3 (Authorization of Transaction), 3.6 (Title to Assets), 3.15 (Taxes), 3.35 (Individual Representations of the Sellers) and 5.12 (Certain Tax Matters)) contained herein or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until the first anniversary of the Closing. The representations and warranties of the Sellers contained in (S) 3.15 and 5.12 shall survive the Closing and shall continue in full force and effect until the expiration of the applicable statute of limitations. The representations and warranties of Sellers contained in
(S)(S) 3.2, 3.3, 3.6 and 3.35 shall survive the Closing and shall continue in full force and effect without limit as to time. All of the representations and warranties of the Buyer contained in (S) 4 (except for those contained in (S)(S) 4.1, 4.2, 4.3(a) and 4.8) shall survive the Closing and shall continue in full force and effect until the first anniversary of the Closing. The representations and warranties of the Buyer contained in (S)(S) 4.1, 4.2, 4.3(a) and 4.8 shall survive the Closing and shall continue in full force and effect without limit as to time. All covenants and indemnities of the Sellers and Buyer in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect without limit as to time (unless a time limit is expressly prescribed).

     (b) A claim for indemnification under this (S) 9 in respect of any breach or inaccuracy of any representation, warranty, covenant or indemnity contained herein or in any document, certificate or other instrument required to be delivered hereunder may only be asserted if written notice of such claim is given to the indemnifying party during the period which such representation, warranty, covenant or indemnity survives the Closing as set forth in clause (a) above.

9.2  Indemnity by Sellers.
     --------------------

Subject to (S) 9.3 below, each Seller hereby agrees to severally indemnify, defend and hold harmless Buyer and the Company and each of their respective directors, officers and Affiliates against and in respect of all liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action but excluding any consequential damages), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "Losses") that result from (a) the breach or inaccuracy of any representation or warranty made by the Sellers or the Company herein, (b) breach of any agreement or covenant of the Company (prior to the Closing) or such Seller (prior to or after the Closing) contained herein, (c) any Taxes for which the Company may be liable for any taxable period (or portion thereof) ending on or prior to the Closing Date (other than Taxes resulting from the Section 338(h)(10) Election, if it is made), or (d) fraud by such Seller.

9.3  Limitation on Sellers Indemnity.
     -------------------------------

     (a)  No Seller shall be required to indemnify any Person pursuant to this
(S) 9 until the aggregate amount of Losses suffered by all Persons which are indemnifiable under (S) 9.2 exceeds $250,000, at which time the Sellers shall thereafter (subject to clause (b) below) be required to indemnify all indemnifiable Losses under (S) 9.2 in excess of $250,000.

     (b) The assets contained in the Escrow Account shall be the sole source of satisfaction of any claim for indemnification under (S) 9.2 against any Seller for (i) the breach or inaccuracy of any representation or warranty contained in
(S) 3 (except for those contained in (S)(S) 3.2 (Capitalization), 3.15(h) (Taxes), 3.35 (Individual Representations of the Sellers) and 5.12(c)), (ii) for the breach of any agreement or covenant of the Company (prior to the Closing) contained herein and (iii) for the breach of the agreement and covenant of the Sellers in (S) 2.5(a)(ii). The Parties acknowledge and agree that each Seller's failure to deliver a certificate pursuant to (S) 2.5(a)(iii) shall not be deemed a breach of a covenant or agreement of such Seller under this Agreement.

     (c) The assets contributed to the Escrow Account for the account of the Sellers shall be the initial source (but not the sole source) of satisfaction of any claim for indemnification under this (S) 9 against any Seller for (i) the breach or inaccuracy of any representation or warranty contained in (S)(S) 3.2, 3.15(h), 3.35 and 5.12(c), (ii) breach of any agreement or covenant of such Seller (prior to or after the Closing) contained herein (except for (S) 2.5(a)(ii)) and (iii) claims based on fraud of such Seller. The Parties acknowledge and agree that the obligation of a Seller pursuant to an Employment Agreement executed by such Seller pursuant to this Agreement shall not be deemed a covenant or agreement of such Seller for purposes of this (S) 9 and that each such Employment Agreement shall instead by enforced in accordance with its terms.

     (d) Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that the Sellers (i) shall have no indemnification obligations under this Agreement for Losses arising from the Section 338(h)(10) Election or the failure of such Election and (ii) shall be liable for any Taxes for which the Company may be liable for all taxable periods (or portions thereof) ending on or prior to the Closing Date (other than Taxes resulting from the Section 338(h)(10) Election, if one is made).

     (e) Subject to the limitations set forth in this (S) 9.3, with respect to each of (i) indemnification claims under (S) 9.2(a) (other than those based on (S) 3.35), (ii) indemnification claims under (S) 9.2(b) relating to breach of covenants and agreements of the Company prior to the Closing, and (iii) indemnification claims under (S)(S) 9.2(c), each Seller shall be responsible only for his pro rata portion (determined based on relative holdings of Shares as set forth on Exhibit A) of Losses. Subject to the limitations set forth in this (S) 9.3, with respect to each of (i) indemnification claims under (S) 9.2(a) based on (S) 3.35, (ii) indemnification claims under (S) 9.2(b) relating to breach of covenants and agreements of a Seller prior to or after the Closing, and (iii) indemnification claims under (S) 9.2(d), each Seller shall be severally responsible only for those Losses relating to such Seller's breach.

9.4  Indemnity by Buyer.
     ------------------

Buyer hereby agrees to indemnify, defend and hold harmless Sellers and their respective directors, officers and Affiliates against and in respect of all Losses that result from (a) the breach or inaccuracy of any representation or warranty made by Buyer herein (as if all materiality provisions (including in the definition of Material Adverse Effect) were not contained therein), (b) breach of any agreement or covenant of Buyer (prior to or after the Closing) contained herein or (c) fraud of Buyer.

9.5  Limitations on Buyer Indemnity.
     ------------------------------

     (a) The Buyer shall not be required to indemnify any Person pursuant to this (S) 9 until the aggregate amount of Losses suffered by all Persons which are indemnifiable under (S) 9.4 exceeds $250,000, at which time the Buyer shall thereafter be required to indemnify all indemnifiable Losses under (S) 9.4 in excess of $250,000.

     (b) The Buyer shall not be required to indemnify any Person under (S) 9.4 in respect of (i) the breach or inaccuracy of any representation or warranty contained in (S) 4 (except for those contained in (S)(S) 4.1, 4.2 and 4.3(i)) or
(ii) the breach of the covenant and agreement set forth in (S) 2.5(b)(ii) to the extent that the aggregate amount of all indemnifiable Losses under (S) 9.4 exceeds the value of (x) the number of shares in the Escrow Account on the Closing Date times (y) the IPO Price, except for claims based on fraud of Buyer. The Parties acknowledge and agree that the Buyer's obligation to deliver a certificate pursuant to (S) 2.5(b)(iii) shall not be deemed a covenant or agreement of the Buyer for purposes of this (S) 9.

9.6  Matters Involving Third Parties.
     -------------------------------

     (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this (S) 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will, subject to (S) 9.3 above, indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third

Party Claim, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S) 9.6(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

     (d) In the event any of the conditions in (S) 9.6(b) above is or becomes unsatisfied in any material respect, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will, subject to (S) 9.3 above, remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S) 9.

9.7  Sole Remedy.
     -----------

Except for pre-judgment equitable awards and as provided in (S) 11.14, from and after the Closing Date, the indemnification provisions of this (S) 9 shall be the sole and exclusive remedy for any claim by any Party, its directors, officers and Affiliates (whether framed in contract, tort or otherwise) for any inaccuracy in any representation or warranty or any nonfulfillment of any covenant or agreement to be performed prior to the Closing contained in this Agreement.

9.8  Other Indemnification Provisions.
     --------------------------------

Each of the Sellers hereby agrees that he will not make any claim for indemnification against any of the Buyer, the Company and any of their Subsidiaries solely by reason of the fact that he was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, Contract, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer or Company against such Seller for indemnification under this (S) 9; it being the intent of the Parties that a Seller shall not have the ability to use such right of indemnification as an officer, director, employee or agent of the Company to avoid or reduce responsibility for indemnification claims against such Seller under this (S) 9.

10.  Termination.
     -----------

     10.1  Termination of Agreement.
           ------------------------

Certain of the Parties may terminate this Agreement as provided below:

     (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) the Buyer may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Sellers or the Company have breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before July 31, 2000 (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

     (c) the Company may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before July 31, 2000 (unless the failure results primarily from the Sellers or the Company itself breaching any representation, warranty, or covenant contained in this Agreement).

10.2  Effect of Termination.
      ---------------------

If any Party terminates this Agreement pursuant to (S) 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11.  Miscellaneous.
     -------------

     11.1  Press Releases and Public Announcements.
           ---------------------------------------

No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party; provided, however, that the Buyer may make any public disclosure it believes in good faith is required by applicable securities laws or any listing or trading agreement concerning the registration of the SMTC Common Stock in the Registration Statement (in which case the Buyer will provide the Company with the opportunity to review in advance the disclosure).

11.2  No Third Party Beneficiaries.
      ----------------------------

This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

11.3  Entire Agreement.
      ----------------

This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

11.4  Succession and Assignment.
      -------------------------

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder and (iii) assign its rights hereunder as security for its borrowings, it being understood that no such assignment shall relieve the Buyer of its obligations hereunder.

11.5  Counterparts.
      ------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.6  Headings.
      --------

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.7  Notices.
      -------

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) upon confirmation of facsimile, (b) one business day following the date sent when sent by nationally recognized overnight delivery and (c) three business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to the Sellers:
     ------------------

     At the address set opposite their names on Exhibit A hereto, with copies as specified therein

     If to the Company:
     -----------------
     Pensar Corporation
     2222 East Pensar Drive
     Appleton, WI  54911

     With a copy to:
     --------------
     Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
     1000 North Water Street, Suite 2100
     Milwaukee, WI 53202
     Attn:  John L. Schliesmann

     If to the Buyer:
     ---------------
     SMTC Corporation
     c/o 12520 Grant Drive
     Thornton, CO 80241
     Attn:  President

     With copies to:
     --------------
     SMTC Manufacturing Corporation of  Canada
     635 Hood Road
     Markham, Ontario L3R 4N6
     Canada
     Attn:  Paul Walker

     and:
     ---
     Ropes & Gray
     One International Place
     Boston, MA 02110
     Attn: Alfred O. Rose

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

11.8  Governing Law.
      -------------

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.9  Amendments and Waivers.
      ----------------------

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.10  Severability.
       ------------

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.11  Expenses.
       --------

Each of the Buyer and Sellers will bear his or its own costs and expenses (including legal and accounting fees and expenses) and the Sellers will bear all of the costs and expenses (including legal and accounting fees and expenses) of the Company incurred in connection with this Agreement and the transactions contemplated hereby. The Company also agrees that it has not paid any amount to any third party, and will not pay any amount to any third party, with respect to any of the costs and expenses of the Company and the Sellers (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby except to the extent such payments are included in Additional Seller Expenses.

11.12  Construction.
       ------------

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Any item disclosed in any section of the Disclosure Schedule shall be deemed to have been disclosed in each other paragraph of the Disclosure Schedule only to the extent that the applicability of such item to such other paragraph is reasonably clear on the face of such disclosure. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

11.13  Incorporation of Exhibits and Schedules.
       ---------------------------------------

The Exhibits and Schedules (including the Disclosure Schedule) identified in this Agreement are incorporated herein by reference and made a part hereof.

11.14  Specific Performance.
       --------------------

Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

11.15  Waiver of Jury Trial.
       --------------------

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE SELLERS HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

11.16  Consent to Jurisdiction.
       -----------------------

      (a) EACH OF THE PARTIES HEREBY:

          (i) FOR THE PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF AND BROUGHT BY ANY OTHER PARTY, IRREVOCABLY SUBMITS TO THE JURISDICTION OF (A) THE UNITED STATES DISTRICT COURT FOR

     DISTRICT OF DELAWARE OR (B) SOLELY TO THE EXTENT THAT THE ABOVE REFERENCED COURT LACKS SUBJECT MATTER JURISDICTION IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, THE COURTS OF THE STATE OF DELAWARE;

          (ii) WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION OR PROCEEDING, ANY CLAIM THAT (A) TO THE EXTENT SUCH PARTY HAS SUBMITTED TO THE JURISDICTION OF SUCH COURT PURSUANT TO CLAUSE (i) ABOVE, IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OR SUCH COURTS, (B) THE ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THE VENUE OF THE ACTION OR PROCEEDING IS IMPROPER; AND

          (iii) AGREES THAT, NOTWITHSTANDING ANY RIGHT OR PRIVILEGE IT MAY POSSESS AT ANY TIME, SUCH PARTY AND ITS PROPERTY ARE AND SHALL BE GENERALLY SUBJECT TO SUIT ON ACCOUNT OF THE OBLIGATIONS ASSUMED BY IT HEREUNDER.

     (b) EACH PARTY AGREES THAT SERVICES IN PERSON OR BY CERTIFIED OR REGISTERED U.S. MAIL TO ITS ADDRESS SET FORTH IN SECTION 11.7 SHALL CONSTITUTE VALID IN PERSONAM SERVICE UPON SUCH PARTY AND ITS SUCCESSORS AND ASSIGNS IN ANY ACTION OR PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT HAS SUBMITTED TO JURISDICTION HEREUNDER.

     (c) EACH PARTY HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISIONS FOR CONSENT TO JURISDICTION AND SERVICE OF PROCESS HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY EACH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS EACH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                              SMTC CORPORATION

                              By: /s/ Paul Walker
                                 ------------------------------
                                  Name:
                                  Title:

                              Pensar Corporation

                              By: /s/ Stanley C. Plzak
                                 ------------------------------
                                  Name: Stanley C. Plzak
                                  Title: President

                              SELLERS

                              /s/ Stanley C. Plzak
                              ---------------------------------
                              Stanley C. Plzak


                              /s/ Richard V. Baxter, Jr.
                              ---------------------------------
                              Richard V. Baxter, Jr.


                              /s/ David E. Steel
                              ---------------------------------
                              David E. Steel


                              /s/ Bruce D. Backer
                              ---------------------------------
                              Bruce D. Backer


                              /s/ William M. Moeller
                              ---------------------------------
                              William M. Moeller

                                                                    Schedule 1

                                  Definitions
                                  -----------


     "Additional Sellers' Expenses" means (i) the Broker's Fee and all other legal, accounting and investment banking fees (including without limitation fees or other amounts owed to Caimin Flannery & Associates), that (x) are owed or will be incurred by the Company, directly or on behalf of any other party, in connection with the transactions contemplated by this Agreement, and (y) were not paid prior to the date hereof, and (ii) all amounts paid or payable to Danny
T. Gardner pursuant to the Agreement between Mr. Gardner and the Company dated May 23, 2000 pursuant to which, among other things, the Company's Phantom Stock Plan dated as of September 1, 1998 was terminated.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
(S) 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Agreement" has the meaning set forth in the preamble above.

     "Aggregate Cash Consideration" has the meaning set forth in (S) 2.2(b).

     "Aggregate Stock Consideration" has the meaning set forth in (S) 2.2(c).

     "Broker's Fee" means all fees and expenses paid or payable by the Company to Broadview International, LLC and to Caiman Flannery & Associates.

     "Buyer" has the meaning set forth in the preamble above.

     "Buyer's Confidential Information" means any and all information concerning the businesses and affairs of the Buyer other than that information which is already generally or readily obtainable by the public or is publicly known or becomes publicly known through no fault of the Company or any Seller.

     "Buyer's Disclosure Schedule" has the meaning set forth in (S) 4.

     "Closing" has the meaning set forth in (S) 2.4.

     "Closing Date" has the meaning set forth in (S) 2.4.

     "Closing Per Share Stock Consideration" has the meaning set forth in (S) 2.2(c).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" has the meaning set forth in (S) 3.2.

     "Company" has the meaning set forth in the preamble above.

     "Company's Confidential Information" means any and all information concerning the businesses and affairs of the Company other than that information which is already generally or readily obtainable by the public or is publicly known or becomes publicly known through no fault of the Buyer.

     "Contract" has the meaning set forth in (S) 3.11(b).

     "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. (S) 1. 1502-13.

     "Disclosure Schedule" has the meaning set forth in (S) 3.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or material fringe benefit plan or program or (e) profit sharing, stock option, stock purchase, equity, stock appreciation, bonus, incentive deferred compensation, severance plan or other benefit plan.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA
(S) 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
(S) 3(l).

     "Environment" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and the Clean "Air Act, the Clean Water Act, each, as amended or hereinafter in effect, and any other law or legal requirement, as now or hereinafter in effect, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Hazardous Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Hazardous Substance; (c) exposure of persons, including employees, to any Hazardous Substance; (d) the physical structure, use or condition of a building, facility, fixture or other structure, including those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Hazardous Substance; (e) the pollution, protection or clean up of the Environment; or (f) noise.

     "Environmental Liabilities and Costs" means all Losses incurred: (i) to comply with any Environmental Law; (ii) as a result of a Release of any Hazardous Substance; or (iii) as a result of any environmental conditions present at, created by or arising out of the past or present operations of Sellers through the Closing.

     "Environmental Permit" means any Permit or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means the escrow account established under the Escrow Agreement.

     "Escrow Agent" has the meaning set forth in (S) 2.3(b).

     "Escrow Agreement" means the Escrow Agreement among the Buyer, the Sellers and the Escrow Agent substantially in the form of Exhibit B hereto.

     "Exchangeable Shares" means the Exchangeable Shares of SMTC Manufacturing Corporation of Canada.

     "Fiduciary" has the meaning set forth in ERISA (S) 3(21).

     "Financial Statements" has the meaning set forth in (S) 3.9.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Substance" means any chemical substance, including any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and, (vii) any other substance, material or waste, which is regulated under or could give rise to any Liability under any Environmental Law or Safety Law, as now and hereinafter in effect, or other comparable laws.

     "Indebtedness" shall mean indebtedness for borrowed money, indebtedness for the deferred purchase price of property or services (other than trade payables and other accrued current liabilities incurred in the Ordinary Course of Business), and capital lease obligations, conditional sale agreements and other title retention agreements.

     "Indemnified Party" has the meaning set forth in (S) 9.6(a).

     "Indemnifying Party" has the meaning set forth in (S) 9.6(a).

     "IPO" means the initial public offering of SMTC Common Stock pursuant to the Registration Statement and the concurrent initial public offering in Canada of Exchangeable Shares.

     "IPO Price" shall mean the price at which shares of SMTC Common Stock are first offered to the public in the IPO.

     "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including Patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications or registrations for patents or Trademarks or applications for the registration of or registrations of copyrights or mask works, and any license or agreements granting rights related to the foregoing which are owned, licensed or controlled in whole or in part by the Company and relate to the business of the Company and are (i) subsisting in or existing in the Products or the Technology, including all Intellectual Property identified in (S) 3.17 of the Disclosure Schedule; or (ii) that are used in or necessary to the development, manufacture, sales, marketing or testing of the Products.

     "Knowledge" means actual knowledge after reasonable investigation. References to the Company's Knowledge shall mean the actual knowledge after reasonable investigation of each of the Sellers. References to the Buyer's Knowledge shall mean the actual Knowledge after reasonable investigation of each of Paul Walker, Edward Johnson, Philip Woodard, Gary Walker and Derek D'Andrade.

     "Laws" means all laws, rules, regulations, codes, injunctions, judgments, decrees, rulings, interpretations, constitution, ordinance, common law, treaty, regulations, or orders, of any federal, state, local, municipal and foreign, international, or multinational governments or administration and all related agencies.

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

     "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits.

     "Losses" has the meaning set forth in (S) 9.2.

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the assets, business, financial condition operations or results of operations of such Person and any of its Subsidiaries, taken as a whole.

     "Material Contract" has the meaning set forth in (S) 3.19.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" means the audited Financial Statements for the Most Recent Fiscal Year End.

     "Most Recent Fiscal Year End" has the meaning set forth in (S) 3.9.

     "Multiemployer Plan" has the meaning set forth in ERISA (S) 3(37).

     "Net Cash Consideration" has the meaning set forth in (S) 2.2(b).

     "New SMTC Option Plan" shall mean one or more equity incentive plans adopted, or to be adopted, by the Buyer in connection with the IPO.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" and "Parties" have the meanings set forth in the preamble above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Per Share Cash Consideration" has the meaning set forth in (S) 2.2(b).

     "Per Share Stock Consideration" has the meaning set forth in (S) 2.2(c ).

     "Permitted Lien" means (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not detract from the value of the property encumbered thereby or impair the use of such property in the business of the Company as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due in the case of (i)-(v), which have been incurred in the Ordinary Course of Business

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof or any other entity).

     "Pre-Signing Distributions" has the meaning set forth in (S) 5.12(c).

     "Products" means all current products and services of the Company, any subsequent versions of such products or services currently being developed, any products or services currently being developed by the Company which are designed to supersede, replace or function as a component of such products or services, and any upgrades, enhancements, improvements and modifications to the foregoing.

     "Prohibited Transaction" has the meaning set forth in ERISA (S) 406 and Code (S) 4975.

     "Registration Statement" shall mean the Registration Statement of the Buyer on Form S-1, including all amendments thereto, originally filed with the Securities and Exchange Commission on March 24, 2000.

     "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability and Cost (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

     "Reportable Event" has the meaning set forth in ERISA (S) 4043.

     "Safety Laws" means the Occupational Safety and Health Act and any other federal, state, local and foreign law, regulation or legal requirement relating to health or safety, each as now or hereinafter in effect, including any such law, regulation or legal requirement relating to the (a) exposure of employees to any Hazardous Substance, air quality or working conditions or noise or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Hazardous Substances, air quality or working conditions.

     "Safety Liabilities and Costs" means all Losses incurred to comply with any Safety Law or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of the Company through the Closing Date, except losses and liabilities arising from workplace injuries and occupational illnesses covered by the Company's workers' compensation insurer(s).

     "Section 338(h)(10) Election" shall have the meaning set forth in (S) 5.12.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Seller" and "Sellers" have the meanings set forth in the preamble.

     "Shares" has the meaning set forth in the preamble.

     "SMTC Common Stock" means the common stock of SMTC Corporation outstanding immediately prior to the Closing.

     "Stockholders Agreement" means the Stockholders Agreement in the form attached as an exhibit to the Registration Statement, which exhibit shall be in substantially the form attached as Exhibit H hereto, with such changes as do not materially adversely affect the rights of the Sellers as "Pensar Investors" thereunder.

     "Subsidiary" means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Amount" has the meaning set forth in (S) 5.12(c).

     "Tax Distributions" has the meaning set forth in (S) 5.12(c).

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technology" means all inventions, copyrightable works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), computer software, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise.

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     "Third Party Claim" has the meaning set forth in (S) 9.6(a).

     "Trademarks" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.




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